Exhibit 99.2

Bion to Participate in the 2022 Virtual Growth Conference Presented by Maxim Group LLC

March 23, 2022. New York. New York. Bion Environmental Technologies, Inc. (OTC QB: BNET), announced that it has been invited to present at the 2022 Virtual Growth Conference, presented by Maxim Group LLC and hosted by M-Vest, March 28th - 30th, from 9:00 AM - 5:00 PM EDT. Bion provides advanced livestock waste treatment that will largely mitigate the environmental impacts of large-scale livestock production, recover renewable energy and high-value coproducts from the waste stream, and enable a USDA-certified Sustainable and/or Sustainable + Organic brand.

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During this virtual conference, investors will hear from executives from a wide range of sectors including Biotech, Clean Energy, Electric Vehicles, Financial Services, Fintech & REITS, Gaming & Entertainment, Healthcare, Healthcare IT, Infrastructure, Shipping and Technology/ Media/ Telecom. The conference will feature company presentations, fireside chats, roundtable discussions, and live Q&A with CEOs moderated by Maxim Research Analysts.

This conference will be live on M-Vest. To attend, please sign up to become an M-Vest member.

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About Bion: Bion’s patented third generation technology was designed to substantially reduce the environmental impacts of large-scale livestock production and deliver a USDA-certified sustainable product to the consumer. The platform simultaneously recovers high-value coproducts and renewable energy that increase revenues. Bion’s 3G tech platform can provide low-cost high-impact solutions to the air and water quality issues related to livestock production, while creating a pathway to economic and environmental sustainability with ‘win-win’ benefits for at least a premium sector of the $175 billion U.S. livestock industry and the consumer. For more information, see Bion’s website at https://bionenviro.com.

This material includes forward-looking statements based on management's current reasonable business expectations. In this document, the words ‘anticipate(s)’, ‘will', ’believe’, ‘future’ and similar expressions identify certain forward-looking statements. These statements are made in reliance on the Private Securities Litigation Reform Act, Section 27A of the Securities act of 1933, as amended. There are numerous risks and uncertainties that could result in actual results differing materially from expected outcomes.

Contact Information:

Craig Scott

Director of Communications

303-843-6191 direct